GENERAL ASSIGNMENT

	THIS ASSIGNMENT, made this 21st day of May, 2004, is made by Super PC Memory, Inc., a California corporation, whose mailing address is 115 Flanders Road, Westboro, MA 01581, hereinafter referred to as ASSIGNOR, to Maximum Asset Recovery Services, Inc. (M.A.R.S.I.) of Los Angeles, California, hereinafter referred to as ASSIGNEE.

	WITNESSETH: That whereas the said Assignor is indebted to diverse persons, and is desirous of providing for the payment of same, so far as is in his power, by an assignment of all his property for that purpose.

	Now, therefore, the Assignor, for a valuable consideration, receipt of which is hereby acknowledged, does hereby make the following General Assignment for the benefit of Assignor's creditors to M.A.R.S.I., as Assignee, of Los Angeles, California, under the following terms and conditions.

	1.	Assignor does hereby grant, bargain, sell, and transfer to
Assignee, his successors and assigns, in trust, for the benefit of all the Assignor's creditors generally, including all of the property and assets of the Assignor of every kind and nature and whatsoever situated, whether in possession, reversion, remainder, or expectancy, both real and personal, and any interest or equity therein not exempt from the enforcement of a money judgment; including therein all inventory, merchandise, furniture, fixtures, machinery, equipment, raw materials, work in process, books, records, accounts receivable, cash on hand, bank accounts, all choses in action, insurance policies, and all other property of every kind and nature owned by the Assignor, or in which Assignor has an interest, and including, without limitation, all of the assets pertaining to the business known as Super PC Memory currently or heretofore having locations at 1672 Kaiser Avenue, Irvine, CA 92614, 10055 Westmoor Drive, Suite 250, Westminster, CO 80021 and 115 Flanders Road, Westboro, MA 01581.

	2.	This Assignment constitutes a grant deed to all real property owned by Assignor, whether or not said real property is specifically described herein. Certain of said real property is more specifically described in Exhibit "A", attached hereto and made a part hereof by reference, as thought set forth verbatim. (Exhibit "A" attached: Yes No
).  N/A

	3.	Assignor agrees to deliver to Assignee all books of account and records, to execute and deliver all additional necessary documents immediately upon request by Assignee, and to endorse all indicia of ownership where required by Assignee, in order to complete the transfer of all assets to Assignee as intended by this Assignment, including, but not limited to, all of Assignor's real and personal property and/or Assignor's interest therein, including mortgages, deeds of trust, motor vehicles and patent rights. Neither Assignor, nor its agents, shall execute any documents on behalf of the Assignor without prior written approval of Assignee. Assignee is hereby authorized to execute all endorsements and demands requiring Assignor's signature, in the name of Assignor, including endorsements on checks, bank accounts, deposit accounts, and stock certificates, payable to, or standing in the name of the Assignor. Assignor further authorizes
Assignee to apply for any deposits, refunds (including specifically, among all others, claims for refund of taxes paid) or claim wherever necessary, in the name of Assignor, e.g. refunds of sales tax; insurance premiums; rental and utility deposits. Assignee is authorized to direct all Assignor's United States mail to be delivered to Assignee; and Assignee is expressly authorized and directed to open said mail as agent of Assignor, and to do any thing or act which the Assignee in his sole and arbitrary discretion deems necessary or advisable to effectuate the purpose of this Assignment.

	4.	In the event the Assignor is engaged in the sale of alcoholic beverages, this Assignment does not include transfer of any alcoholic beverages; but, the Assignor hereby appoints the Assignee as his agent for the sole purpose of filing an application for a permit for the sale of the alcoholic beverages in the said place of business and/or sale of said alcoholic beverage license(s) (said Assignee being vested with absolute discretion in regard thereto, and assuming no liability by reason thereof); and Assignor hereby assigns to Assignee all of the proceeds of such sale for the benefit of his creditors generally in accordance with the terms of this Assignment.

5. Assignor and Assignee agree to the following:

(a)	This instrument transfers legal title and possession to Assignee of all of said hereinabove-described assets. This Assignment constitutes a transfer of only those assets which can be transferred legally, and does not constitute transfer of property which it is illegal to so transfer.
Assignee, in his own discretion, may determine whether to continue all or part of the business operations, or to liquidate said assets. If Assignee deems it advisable, he may operate the business.
(b)	Assignee, at his discretion, may sell and dispose of said assets upon such terms and conditions as he may see fit, at public or private sale, or otherwise. Assignee shall not be personally liable in any manner, and Assignee's obligations shall be in representative capacity only as an
Assignee for the general benefit of Assignor's creditors.  Said Assignee shall administer this estate to the best of his ability, but it is expressly understood that he, his agents, servants, or employees, shall be liable only for reasonable care and diligence in said administration; and he shall not be liable for any act or thing done by him, his agents, servants, or employees in good faith in connection herewith. Assignee is not liable for, or responsible for, any obligations of any nature whatsoever incurred at any time by Assignor, whether before or after the date of this Assignment.
(c)	From the proceeds of sales, collections, operations or other sources,
Assignee shall pay himself, and retain as Assignee, (1) a fee shall be in the sum of no less than a sum equal to fifteen percent of the amount of gross proceeds realized from sales, collection, operations, or any other sources, pertaining to the assets and property of the Assignor covered by this Agreement, whether or not such proceeds are received or handled by the Assignee, (2) actual charges and expenses incurred; and an amount equal to twenty-five percent of sums realized from debtor's accounts receivable and notes receivable. Assignee may also pay from said proceeds remuneration to his agents and his attorneys, and may pay a reasonable fee to Assignor's attorney. Assignee may also pay from said proceeds the costs and expenses incurred by any creditor who may have levied an attachment or other lien on any assets of the Assignor. All of the aforementioned amounts are to be determined at Assignee's sole discretion and judgment.
(d)	Assignee may compromise claims, complete or reject Assignor's executory contracts, discharge at his option, any liens on said assets, and any indebtedness which, under law, is entitled to priority of payment. Assignee shall have the power to borrow money, hypothecate and pledge the assets and to do all matters and things that said Assignor could have done prior to this Assignment. Any act or thing done by Assignee hereunder shall bind the Assignment estate and the assignee only in his capacity as Assignee for the benefit of creditors. Assignee shall have the right to sue as the successor of the Assignor or Assignee is hereby given the fight and power to institute and prosecute legal proceedings in the name of the Assignor, the same as if the Assignor had himself instituted and prosecuted such proceedings or actions.  Assignee is hereby authorized and has the right to defend all actions instituted against the Assignor and to appear on behalf of the
Assignor in all proceedings (legal or otherwise) in which Assignor is a party. Assignor does hereby appoint Assignee as the Assignor's attorney-in-fact, with full power to act for an in the place of the Assignor in such actions or proceedings of in any other mattes, including the right to verify, on behalf of Assignor, any and all documents of any nature whatsoever, including all pleadings which are part of any legal proceedings. Assignor does hereby grant to Assignee the right to act for, and in the place of, the Assignor in any type of proceeding under the United States Bankruptcy Code including the right to file and prosecute any voluntary petition on behalf of the Assignor under Chapter 7, 11, or any other section of the Bankruptcy
Code; and the right to defend any petitions or actions filed against the Assignor under the Bankruptcy Code and to seek abstention of bankruptcy jurisdiction or seek relief from the obligation to turn over assets to the bankruptcy estate.
(e)	Assignor agrees to make any and all claims for refund of taxes or any other money due or which may be due from any government agency for tax refunds, or otherwise, if the same are not otherwise assignable pursuant to applicable law, rule, regulation or contract and, forthwith with upon receipt of any such refund or other sums, pay them over to Assignee, and hereby empowers Assignee as attorney-in-fact of Assignor to make all claims for refunds which may be made by an attorney-in-fact.
(f)	After paying all costs and expenses of administration and all fees and all allowed priority claims, Assignee shall distribute to all unsecured creditors pro-rata the remaining net proceeds of this Assignment estate said payments to be made until all assets are exhausted or these creditors are paid, or settled in full, thereafter the surplus of moneys and property, if any, to be transferred and conveyed to Assignor. If any undistributed dividends to creditors, or any reserve or other funds, shall remain unclaimed for a period of one year after issuance of dividend checks by the Assignee, or after the closing of the case by the Assignee then the same shall become the property of Assignee and used to supplement his fees for services rendered for administering this Assignment.
(g)	It is agreed and understood that this transaction is a general assignment for the benefit of all the Assignor's creditors, and that this is a "general assignment for the benefit of creditors," as set forth in, and defined in, California Code of Civil Procedure, Section 493.010, and all other laws of the State of California pertaining thereto. This general assignment for benefit of creditors (1) does constitute an assignment to the Assignee of all the assets of the Assignor which are transferable and not exempt from enforcement of a money judgment; and (2) is an assignment for the benefit of all of the creditors of the Assignor, and (3) does not create a preference of one creditor or class of creditors over any other creditor or class of creditors.

SUPER PC MEMORY, INC.,
a California corporation
(Assignor)


By: /s/ Joseph F. Kruy, President and Secretary


							   LEVENE, NEALE, BENDER, RANKIN &
							        BRILL L.L.P.



							      By: /s/ Craig M. Rankin
								Attorneys for Assignor

This Assignment for the Benefit of Creditors is accepted by the undersigned on this 21st day of May, 2004.


MAXIMUM ASSET RECOVERY SERVICES, INC.,
Assignee for the Benefit of Creditors
(Assignee)


By: /s/ Leon J. Owens, President